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                                                                   EXHIBIT 10.44

                              CONSULTING AGREEMENT

                  This Consulting Agreement (the "Agreement") is made and entered into as of November 1, 1997, by and between BOYDS WHEELS, INC., a California corporation (the "Company") and BOYD CODDINGTON ("Consultant").

                                    RECITALS
                                    --------

                  A. Consultant has served as a key executive officer, director and shareholder of the Company, is intimately aware of the operations of the Company, its customers, manufacturing, operations and technology, and has the ability to effectively compete with the Company absent the existence of and compliance with this Agreement.

                  B. Consultant is in good health, intends to continue living in geographic areas where the Company is doing business and/or manufacturing and, absent the existence of this Agreement, would desire to actively compete with the Company, and therefore would have substantial opportunity to compete with the Company.

                  C. The Company believes that it would be substantially harmed if Consultant were to engage in a business competitive with that of the Company, and that the Company would lose amounts substantially greater than that being paid under this Agreement if Consultant was to actively compete with the Company during the term of this Agreement.

                  D. As a result of Consultant's experience and stature, the consulting services which the Consultant is agreeing to perform pursuant hereto are deemed vital to the success of the Company.

                  NOW, THEREFORE, in consideration of the premises and covenants contained herein, the Company and Consultant agree as follows:

                  1. Term. Consultant hereby agrees to provide the services hereinafter described on the terms and conditions set forth herein for a period of five (5) years commencing on November 1, 1997. This Agreement shall automatically renew for successive periods of five (5) years each, unless either party gives notice of termination to the other party at least thirty (30) days prior to the commencement of any such successive five (5) year renewal period.

                  2. Duties. Consultant, upon request of the executive officers of the Company, shall assist appropriate Company personnel with the executive, sales, marketing, operations, design and other functions previously performed by Consultant for Company. Consultant shall provide such services, and such other services as the Company may request which are similar to those heretofore provided by Consultant to Company, via means acceptable to the Company, for an amount of time not to exceed, on a monthly basis, fifty percent (50%) of the time heretofore spent by Consultant on his employment duties. A list of specific duties and limitations is attached hereto as Exhibit A. The Company shall give reasonable advance notice to Consultant regarding the exact hours during which such services are to be provided, whether Consultant's physical presence shall be required and whether such services


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require travel. The consulting services to be rendered by Consultant shall be rendered in good faith, on a reasonably timely basis, and shall be rendered with such diligence, attention and skill as the Consultant devotes to his other professional activities.

                  3. Non-Competition. Consultant agrees that, unless he has received the express prior written consent of the Company, he, including any affiliated entities, will not, in the counties or parishes in any state of the United States of America or in any other jurisdiction in the world in which the Company or it affiliates is now or then doing business, during the term hereof (including any renewal periods or such other period during which termination payments are being made), directly or indirectly, permit his name to be used by, personally engage in, work for, advise, consult, render services to or directly or indirectly invest in any individual, sole proprietorship, partnership, corporation, trust or other person (in any capacity including without limitation as an employee, consultant, advisor, officer, director, shareholder or partner) which directly or indirectly, either itself or with an affiliated entity or entities, engages in any business involving the design, promotion, distribution or sale of wheels, car care products, custom cars, hot rods and related products for the specialty automotive and motorcycle aftermarkets (the "Products"). Notwithstanding the foregoing, this Section 3 shall be void and no longer binding upon Consultant in the event that the Company and its affiliates or assignees cease their active business operations or in the event the Company and its affiliates or assignees permanently cease the design, promotion, distribution, or sale of the Products. Further, this Section 3 shall not prohibit Consultant from engaging in a business (such as Consultant's hot rods and collectibles store) which involves the retail resale of hot rods and custom cars, provided that neither the Company's (or its affiliates) employees nor the Company's (or its affiliates) independent contractors are utilized in the sale of such hot rods and custom cars in violation of Section 3 hereof.

                  4. Permitted Stock Ownership. Notwithstanding Section 3, Consultant, or any affiliate, collectively may acquire the ownership of less than 1% of any class of equity securities of any company engaged in business similar to that of the Company whose securities are publicly traded.

                  5. Non-Solicitation of Employees/Contractors. During the terms of this Agreement and for a period of two (2) years thereafter, Consultant and any of his affiliated entities, will not (i) solicit, directly or indirectly, for himself or for any other person or entity, employees of the Company or its affiliates, or any independent contractors of the Company or its affiliates,
(ii) solicit, directly or indirectly, for himself or for any other person or entity, existing or potential customers for business that will compete with the Company's business, or (iii) directly or indirectly encourage, or do any act that would encourage, any employees or independent contractors of the Company to terminate their working relationship with the Company. For purposes of this Agreement, "employees" and "independent contractors" shall include cottage, piece work, and similar laborers retained by the Company or its affiliates for the benefit of the Company or its affiliates.

                  6. Confidential Information. Consultant and any of his affiliated entities will maintain in confidence and will not disclose to any third party any confidential or proprietary information of the business of the Company, including, without limitation, personnel information, trade secrets, know how, processes, business practices, finances, suppliers, customers or potential customers of the Company.


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                  7. Injunctive Relief; Breach. Consultant acknowledges that his compliance with the covenants and agreements contained herein is necessary to protect the goodwill and other proprietary interests of the Company. The Consultant acknowledges that any breach by him or by any affiliated entities of any of the foregoing covenants and agreements will cause irreparable damage to the Company, the exact amount of which will be difficult or impossible to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, Consultant agrees that the Company shall be entitled to injunctive relief ordering specific performance of the foregoing covenants and agreements, in addition to such further relief as may be proper.

                  8. Termination. This Agreement and all rights and obligations of the parties hereunder (except as set forth in Sections 4, 5, 6, 7 and 20) shall terminate immediately upon occurrence of any of the following events:

                     A. Upon the death of Consultant.

                     B. Upon the "permanent disability" of Consultant. As used herein, the term "permanent disability" shall mean the good faith determination by the Company that Consultant has become so physically or mentally disabled as to be incapable of satisfactorily performing his responsibilities under this Agreement for a period of ninety (90) consecutive days.

                     C. Upon notice from the Company for "good cause." As used herein, the term "good cause" shall include, without limitation, a material breach of this Agreement by Consultant, a material breach by Consultant of any other agreement between the parties, a material breach by Consultant of an agreement with a third party for the benefit of the Company, future misconduct by Consultant which materially and adversely impacts the Company or its reputation or a failure or refusal by Consultant to perform his duties hereunder in the manner reasonably specified.

                     D. Upon notice from the Company without "good cause," provided that the Company shall pay Consultant payments equal to (i) $300,000, if such termination occurs during the first year of the term of this Agreement, and (ii) one (1) year of base compensation, if such termination occurs after the first year of this Agreement or during any renewal period of this Agreement, if applicable. In the event of such a termination without good cause, then Consultant will be relieved of any obligations set forth in Section 3 hereof that would otherwise restrict his ability to compete after the date of such termination. Notwithstanding the foregoing, Consultant shall not be entitled to receive any termination payments upon (i) any termination of this Agreement pursuant to Sections A, B or C above, or (ii) any expiration of this Agreement with notice as provided in Section 1.

                  9. Severability. If any of the provisions of this Agreement shall contravene or be invalid under the laws of any state or other jurisdiction where it is applicable but for such contravention or invalidity, such contravention or invalidity shall not invalidate all of the provisions of this Agreement, but, rather, it shall be construed, insofar as the laws of that state or jurisdiction are concerned, as not containing the provision or provisions contravening or invalid under the laws of that


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state or jurisdiction, and the rights and obligations created hereby shall be construed and enforced accordingly. If, however, any such contravening provision relates to the term of this Agreement or the geographic area or areas to which it applies, then this Agreement shall be construed as providing for the maximum time period and widest geographic area or areas which the laws of that state or jurisdiction permit; provided that such time period and geographic area shall never exceed the time period or geographic area provided for herein.

                  10. Payment for Services and Covenants. In consideration of the agreements being made by Consultant hereunder, the Company hereby agrees to pay to Consultant (i) base compensation equal to the sum of SIX THOUSAND DOLLARS ($6,000) for the first thirteen months and TWELVE THOUSAND FIVE HUNDRED DOLLARS ($12,500) per month for each month thereafter, plus (ii) annual incentive compensation equal to one-half of one percent (1/2%) of the Company's sales in excess of $24,000,000, with such incentive compensation not to exceed $60,000 annually. Further, the Company agrees to (i) reimburse Consultant for reasonable expenses incurred in performance of his duties hereunder and (ii) provide Consultant with a telephone and a facsimile line to be installed in Consultant's home or other agreed upon place to be used by Consultant exclusively in connection with the performance of Consultant's duties hereunder and to reimburse Consultant for telephone and facsimile charges reasonably incurred. Said amounts shall be payable at any such times that Consultant is not in material breach of the terms and provisions hereof.

                  11. Relationship and Authority, Taxes, Insurance, Other. The relationship between the Company and Consultant intended to be created by this Agreement is that of an independent contractor, and nothing herein contained shall be construed as creating a relationship of employer and employee or principal and agent between the parties hereto. Consultant covenants and agrees that he shall not act as if or make any representation that he is authorized to act as an agent or officer of the Company and specifically covenants and agrees that he will not attempt to contractually obligate or bind the Company. Consultant, not the Company, shall pay all federal income taxes, FICA taxes, medicare taxes, state income taxes, state disability insurance, and all other federal, state, and local taxes, insurance, or other charges relating to Consultant's performance of services hereunder. Consultant also shall carry for himself any required worker's compensation insurance.

                  12. Surrender of Books and Records. Consultant agrees that, as and when requested to do so by the Company, and in any event upon the termination of this Agreement, Consultant shall immediately surrender to the Company all lists, books and records (and any copies thereof) of, or in connection with, the business of the Company, and all other properties belonging to the Company then in his possession, it being distinctly understood that all such lists, books and records, and other documents or property are that confidential, proprietary property of the Company.

                  13. Amendment and Waiver. This Agreement may not be amended, modified or waived in any way except in a writing signed by all of the parties hereto. Failure of any party to insist upon strict observance of or compliance with an aspect of this Agreement on one or more instances shall not be deemed a waiver of that term in that instance or in the future, or as to any other term at any time. Waivers, to be effective, must be express and in writing, and no waiver shall operate as a waiver


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of any other default or of the same default on a future occasion. Failure to enforce any similar agreement against any other person shall in no event constitute a waiver under this Agreement.

                  14. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

                  15. Advice of Counsel. Each party hereto acknowledges that he has been advised to seek independent legal counsel for advice regarding the effect of the terms and provisions hereof, and has either obtained such advice of independent legal counsel, or has voluntarily and without compulsion elected to enter into and be bound by the terms of this Agreement without such advice of independent legal counsel.

                  16. Attorneys' Fees. In the event of any proceeding arising out of or related to this Agreement, the prevailing party shall be entitled to recover from the losing party all of its costs and expenses incurred in connection with such proceeding, including court costs and reasonable attorneys' fees, whether or not such proceeding is prosecuted to judgment.

                  17. Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

                  18. Gender and Number. The use of the masculine, feminine and neuter genders and the singular and plural number shall include the others where the context so requires.

                  19. Notices. All notices, requests, demands and other communications under this Agreement shall be given in writing and shall be served either personally, by facsimile or delivered by first class mail, registered or certified, return receipt requested, postage prepaid, and properly addressed as follows:

                  If to the Company:       BOYDS WHEELS, INC.
                                           8380 Cerritos Avenue
                                           Stanton, California  90680

                  If to Consultant:        Boyd Coddington
                                           2727 Casalero Road
                                           La Habra Heights, California 90631

                  With a copy to:          Louis J. Khoury, Esq.
                                           1801 Century Park East, Suite 2400
                                           Los Angeles, California  90067

                  Notices shall be deemed received upon the earliest of actual receipt, confirmed facsimile or three (3) days following mailing pursuant to this Section.

                  20. Arbitration. Any dispute arising out of or related to this Agreement shall be submitted to arbitration in Orange County, California, before an arbitrator selected from Judicial Arbitration and Mediation Services, Inc., Orange County, California and shall be conducted in


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accordance with the provisions of California Code of Civil Procedure Section
1280 et seq. as the exclusive remedy of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including permanent injunctive relief or specific performance, or both, and the Arbitrator is hereby empowered to award such relief. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction.

                  21. Assignment. This Agreement and the rights and obligations created hereunder may not be assigned, transferred, pledged, or hypothecated in any manner by either of the parties hereto, whether voluntarily or by operation of law, without the prior written consent of the other party. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of this Agreement in a manner contrary hereto, shall be null and void and without force or effect. Notwithstanding the foregoing, this Agreement may be assigned by the Company to one or more affiliates of the Company, or in connection with the sale or transfer of all or substantially all of the assets of the Company; provided that upon any such assignment hereunder, that each and all of the provisions hereof shall be binding upon such successors and permitted assigns.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the date first above written.

                                       "CONSULTANT"


                                       --------------------------
                                       Boyd Coddington

                                       "COMPANY"

                                       BOYDS WHEELS, INC.,
                                         a California corporation


                                       By:
                                           -------------------------------------
                                       Its:
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